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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) - May 9, 2008

                       COMMISSION FILE NUMBER: 000-254888

                           RG GLOBAL LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                  33-0230641
   (State or jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                             30021 TOMAS, SUITE 200
                    RANCHO SANTA MARGARITA, CALIFORNIA 92688
          (Address of principal executive offices, including zip code)

                                 (949) 888-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                           RG GLOBAL LIFESTYLES, INC.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 14, 2008, RG Global Lifestyles, Inc. ("Company") appointed Richard Lambright to serve as the Company's Controller and Principal Accounting Officer. Mr. Lambright will serve this position as a consultant and not as an employee of the Company. Mr. Lambright replaces Brian Ruttencutter, former Company Chief Financial Officer, who was terminated on May 9, 2008.

Mr. Lambright, 49, since 2004 has been and currently is president of 180 Business Solutions, Inc., an accounting and consulting firm. Prior to 2004, Mr. Lambright was Chief Financial Officer of Auto and Truck Glass LLC. He received his Bachelor of Science from California State Fullerton and is a Certified Public Accountant.

Mr. Lambright will receive compensation of $85 per hour and an option to purchase 300,000 shares of the Company's common stock, which is issued pursuant to the Company's 2006 Incentive and Non-statutory Stock Option Plan, vests in monthly increments over 24 months, and has an exercise price of $0.34, the fair market value on May 14, 2008.

Mr. Ruttencutter's is owed no severance according to the terms of his prior employment agreement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: May 15, 2008                           RG GLOBAL LIFESTYLES, INC.


                                             By:    /s/ Grant King
                                                    ----------------------------
                                                    Grant King
                                                    Chief Executive Officer